UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 4, 2011

DT Sale Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18030 Brookhurst PMB 373 Fountain Valley, CA		92708
(Address of Principal Executive Offices)		(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Effective November 7, 2011, the Common Stock of DT Sale Corp. (formerly “DPAC Technologies Corp.”) (the “Company”) was delisted from the OTC Markets Group OTCQB market by the Financial Industry Regulatory Authority (“FINRA”) as a result of the distribution of $0.05 per share, payable upon surrender of share certificates, to Nonaffiliated Shareholders of the Company as of the record date of October 31, 2011, which was previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2011. FINRA notified the Company of such delisting on November 4, 2011. The Company’s Common Stock was formerly quoted on the OTCQB market under the symbol “DPAC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DT Sales Corp.
(Registrant)

Date: November 8, 2011	By:	/s/ Stephen J. Vukadinovich
Stephen J. Vukadinovich, President and Chief Financial Officer